UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 22, 2007 (October 17, 2007)

ORION ETHANOL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-15579	87-0348444
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

307 S. Main Pratt, Kansas 67124
(Address of Principal Executive Offices)

(620) 672-2814 Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Co-Chief Executive Officer and Director.

On October 17, 2007, Mr. Timothy C. Barker, age 28, became the Co-Chief Executive Officer of Orion Ethanol, Inc. (the “Company”). Prior to his appointment, Mr. Barker was a Vice President of the Company and its operating subsidiaries since their inception in August 2005. Mr. Barker remains a Vice President of each of the Company’s subsidiaries. Mr. Barker is also currently the President of Fresh-n-lite, LLC, a restaurant holding company not affiliated with the Company, and he has held that position since October 2003. Mr. Barker’s position with Fresh-n-lite LLC will not interfere with his employment with the Company, and he intends to dedicate 100% of his business time to the affairs of the Company. Prior to becoming the President of Fresh-n-lite, LLC, Mr. Barker received a Juris Doctor degree from Washburn University School of Law in 2004 and a B.A. from Oklahoma Christian University in 2001.

Mr. Barker is the son of the Chairman of the board of directors of the Company, Dr. Patrick N. Barker. Mr. Barker is also the brother of the Company’s Acting President and Co-Chief Executive Officer, Joshua N. Barker. Mr. Barker is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

The Company has not entered into a new employment agreement with Mr. Barker. The terms of an employment agreement previously entered into between Mr. Barker and the Company dated August 15, 2006 are still in force. Mr. Barker’s employment agreement has an initial two-year term, however following the first anniversary of the effective date of the employment agreement and each subsequent anniversary, the term of Mr. Barker’s employment agreement shall automatically be extended so as to terminate two (2) years from such anniversary date unless the Company gives Mr. Barker a 90-day notice prior to such anniversary date that the employment agreement will not be extended by the Company beyond its current proscribed term. Mr. Barker’s base salary under the employment agreement is $150,000 per year and he is further eligible to participate in any annual incentive bonus program the Company establishes for its executive officers. In addition, during his period of employment, Mr. Barker is entitled to (i) participate in and be covered under all the welfare benefit plans or other similar programs maintained by the Company for the benefit of senior officers pursuant to the terms of such plans and (ii) all pension, retirement, savings and other employee benefit plans and programs maintained from time to time.

In the event that the Company terminates Mr. Barker’s employment “without cause” or Mr. Barker terminates his employment for “good reason” (each as defined in his employment agreement), Mr. Barker will be entitled to receive: (i) within 75 days of the date of termination (as defined in employment agreement), a lump sum payment of (A) his then applicable base salary (as defined in his employment agreement) and accrued vacation pay through the date of termination and (B) an amount equal to his base salary multiplied by two (2.0); (ii) a pro rated portion of any annual bonus that he would otherwise have received had he remained employed through the calendar year for which the bonus is calculated; and (iii) if he timely elects and remains eligible for continued coverage under COBRA, that portion of the COBRA premiums that we were paying prior to the date of termination for as long as he is receiving severance payments under the employment agreement (or until he is eligible for health care coverage under another employer’s plan, whichever period is shorter).

In the event that the Company terminates Mr. Barker’s employment for “cause” or Mr. Barker terminates without “good reason” (each as defined in his employment agreement), Mr. Barker will receive: (i) his base salary and his accrued vacation pay (to the extent required by law or by our vacation policy) through the date of termination, as soon as practicable following the date of termination (ii) reimbursement, pursuant to our policy, for reasonable business expenses incurred, but not paid prior to the date of termination, unless the termination resulted from a misappropriation of Company funds; and (iii) will be entitled to any rights, compensation and/or benefits that may be due him following termination to which Mr. Barker is otherwise entitled.

For any period of disability (as defined in the employment agreement), Mr. Barker will receive, during the period of the disability, his full base salary. However, in the event that Mr. Barker’s employment is terminated due to a disability, the Company will (i) pay Mr. Barker his base salary through the date of termination and (ii) provide Mr. Barker with any disability and/or other benefits and compensation to which he is entitled.

Additionally, pursuant to the Company’s bylaws and Nevada law, On October 17, 2007, the Company’s Board of Directors (the “Board”) appointed Mr. Barker to the Board to fill an existing vacancy. Mr. Barker will not receive any additional compensation for his service on the Board.

Appointment of Chief Financial Officer.

On October 17, 2007, Mr. Douglas Donaghue became the Chief Financial Officer of the Company. Prior to his appointment, Mr. Donaghue was the Company’s Chief Accounting Officer since February 2007. Prior to joining the Company, Mr. Donaghue served as Corporate Controller for Synchronous Aerospace Group from January through November 2006, Division Controller for Brittain Machine, Inc., a subsidiary of Synchronous Aerospace Group, from June through December 2005, Controller of Thayer Aerospace, Inc. from March through June 2005 and Controller for Brittain Machine, Inc. from April 2001 through March 2005. Mr. Donaghue has also been an auditor for various public accounting firms. Mr. Donaghue earned a B.A. in Economics and a B.B.A. in Accounting from Wichita State University. Mr. Donaghue has not yet entered into a new employment agreement with the Company. The terms of an employment agreement the Company previously entered into with Mr. Donaghue dated February 5, 2007 are still in force.

Mr. Donaghue’s employment agreement has an initial one year term. Prior to the expiration of the initial term, the parties may confer to decide whether they wish to extend Mr. Donaghue’s employment and may renegotiate any terms of his employment agreement at that time. If mutually satisfactory terms are reached, Mr. Donaghue’s employment shall be extended for a one year term and may be further extended at the end of the one year renewal term by following this same procedure. If the parties are not able to agree to mutually satisfactory terms at the end of Mr. Donaghue’s employment or any subsequent renewal period, this Mr. Donaghue’s employment shall terminate at the end of the Employment Period or renewal period

Mr. Donaghue’s base salary under the employment agreement is $150,000 per year and he is further eligible to participate in any annual incentive bonus program the Company establishes for its executive officers. In addition, during his period of employment, Mr. Donaghue is entitled to (i) participate in and be covered under all the welfare benefit plans or other similar programs we maintain for the benefit of senior officers pursuant to the terms of such plans and (ii) all pension, retirement, savings and other employee benefit plans and programs we maintain from time to time.

In the event that the Company terminates Mr. Donaghue’s employment “without cause” (as defined in the employment agreement), Mr. Donaghue will be entitled to receive: (A) in a single lump sum payment his Base Salary (as defined in the employment agreement) and accrued vacation pay through the Date of Termination (as defined in the employment agreement), as soon as practicable following the Date of Termination, and in no event later than 75 days following the Date of Termination or earlier if required by applicable law, and (B) Mr. Donaghue’s Base Salary for twelve(12) months, less any legally required withholdings, payable in equal installments as part of the Company’s normal payroll practices, and (C) the Company will maintain in full force and effect, for the continued benefit of Mr. Donaghue (and his spouse and/or his dependents, as applicable) for a period of six (6) months following the Date of Termination, the benefit plans in which the Mr. Donaghue participated immediately prior to the Date of Termination, at the level in effect and upon substantially the same terms and conditions as existed immediately prior to the Date of Termination.

In the event that the Company terminates Mr. Donaghue’s employment for “cause” (as defined in the employment agreement) or Mr. Donaghue terminates his employment for any reason, Mr. Donaghue will receive: (i) his base salary and his accrued vacation pay (to the extent required by law or by our vacation policy) through the date of termination, as soon as practicable following the date of termination (ii) reimbursement, pursuant to our policy, for reasonable business expenses incurred, but not paid prior to the date of termination, unless the termination resulted from a misappropriation of our funds; and (iii) will be entitled to any rights, compensation and/or benefits that may be due him following termination to which Mr. Donaghue is otherwise entitled.

For any period of disability (as defined in the employment agreement), Mr. Donaghue will receive, during the period of the disability, his full base salary. However, in the event that Mr. Donaghue’s employment is terminated due to a disability, we will (i) pay Mr. Donaghue his base salary through the date of termination and (ii) provide Mr. Donaghue with any disability and/or other benefits and compensation to which he is entitled.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2007

ORION ETHANOL, INC.

By:  /s/ Joshua N. Barker

Joshua N. Barker
Acting President and Co-Chief Executive Officer